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CNA SURETY CORPORATION                                         ANALYST CONTACT:
CNA Plaza                                                         John Heneghan
Chicago IL 60685                                                   312-822-1908
                                                          john.heneghan@cna.com

                                                                 MEDIA CONTACT:
                                                                  Doreen Lubeck
                                                                   773-583-4331
-------------------------------------------------------------------------------


                                                          FOR IMMEDIATE RELEASE

CNA SURETY ANNOUNCES 24% INCREASE IN FISCAL 1999 NET INCOME AND AN 18% INCREASE IN FOURTH QUARTER NET INCOME

         CHICAGO, February 22, 2000 -- CNA Surety Corporation (NYSE:SUR) today reported double-digit growth in net income, operating earnings, net written premiums and underwriting income for the year and fourth quarter ended December 31, 1999. These exceptional results were driven by increased domestic and international premiums for contract surety bonds and continued profitable underwriting activity. Highlights of the fiscal 1999 results compared with the same period in 1998 include:

         - Net income increased 24 percent to $56.5 million, or $1.28 per share, compared with $45.5 million, or $1.04 per share, in 1998.

         - Operating earnings, after income taxes, increased 26 percent to $56.5 million, or $1.28 per share, from $45.0 million, or $1.03 per share, in 1998.

         - Net written premiums increased 10 percent to $299.0 million. o Underwriting income increased 16 percent to $71.9 million.

         - The combined ratio declined to 74.6 percent for the full year of 1999 and the loss ratio improved to 15.7 percent from 17.4 percent.

         Mark C. Vonnahme, President and Chief Executive Officer, stated, "We finished our second full year of operations as a public company with impressive full year and fourth quarter operating results. Net written premiums grew 10 percent for the year and 13 percent for the quarter, significantly outperforming the historical industry growth rate and exceeding our targeted annual growth rate of 6 to 9 percent. These outstanding results reflect successful execution of our core growth strategies of leveraging our broad product and distribution resources and increasing CNA Surety's global presence."

         "In addition to achieving favorable operating and underwriting results, we also focused on enhancing shareholder value through prudent capital management. In 1999, we repurchased 1.1 million common shares of the Company. We continue to view share repurchases at the current market price as an attractive use of capital."

         For the fourth quarter ended December 31, 1999, net income increased 18 percent to $15.4 million, or 35 cents per share, compared to $13.1 million, or 30 cents per share, in 1998. Operating earnings, after income taxes, increased 24 percent to $15.7 million, or 36 cents per share, from $12.7 million, or 29 cents per share, in 1998. These increases in operating results were primarily attributable to continued profitable underwriting activity. Operating earnings per share for the fourth quarter and year ended December 31, 1999 also benefited from higher after-tax investment income, reduced interest expense and share repurchase activity.

         For the full year of 1999, net written premiums increased 10 percent to $299.0 million. Excluding international reinsurance business assumed from CNA Reinsurance Company, Limited (London), direct net written premiums increased 10 percent to $287.7 million for the year. Net written premiums for contract surety increased $18.5 million, or 15 percent, for the year to $145.6 million. This increase was due to favorable economic conditions for public construction nationwide and an increase of $8.0 million in direct international premium to $8.7 million. Net written premiums for direct commercial surety increased $6.9 million, or 6 percent, to $117.6 million. International commercial reinsurance business increased 13 percent to $11.3 million.

         For the year ended December 31, 1999, underwriting income increased $10.1 million, or 16 percent, to $71.9 million. The loss and combined ratios were 15.7 percent and 74.6 percent, respectively, for the year ended December 31, 1999, compared to 17.4 percent and 76.1 percent, respectively, for the same period in 1998. The loss and combined ratios for the year ended December 31, 1999 and the comparable period of 1998 include favorable loss reserve development of $13.1 million and $4.4 million, respectively. The expense ratio remained relatively unchanged at 58.9 percent for the year ended December 31, 1999 compared with the expense ratio of 58.7 percent for the year ended December 31, 1998.

          For the fourth quarter ended December 31, 1999, net written premiums increased 13 percent to $74.5 million with contract surety and commercial surety both up 13 percent. Contract surety premium growth includes increased direct international contract premium of $1.6 million for the quarter. The commercial surety premium increase for the quarter reflects positive new and renewal account activity and approximately $1.0 million in non-recurring premiums associated with large court bond obligations. International commercial reinsurance business increased 20 percent to $3.0 million.

         Underwriting income for the 1999 fourth quarter increased $1.9 million, or 11 percent, to $19.9 million. The Company's loss and combined ratios were
15.6 percent and 73.1 percent, respectively, for the fourth quarter of 1999 compared with loss and combined ratios for the comparable 1998 quarter of 15.9 percent and 73.1 percent, respectively. The loss and combined ratios for the fourth quarter of 1999 include favorable loss reserve development of $4.2 million compared with favorable loss reserve development of $2.4 million for the fourth quarter of 1998. The expense ratio increased slightly to 57.5 percent in the fourth quarter of 1999 compared with the expense ratio of 57.2 percent in the comparable quarter of 1998.


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

         Through December 31, 1999, the Company has repurchased approximately
1.1 million of its shares at an aggregate cost of $11.8 million. Depending on market conditions, additional shares may be purchased from time to time in the open market or otherwise.

         CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies. Visit us at www.cnasurety.com on the World Wide Web.

         CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

                                      # # #



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

-- Chart Follows--


CNA SURETY CORPORATION
Press Release Investor Data
Amounts in thousands, except per share data}


                                                    THREE MONTHS ENDED              YEARS ENDED
                                                       DECEMBER 31,                 DECEMBER 31,
                                                 ------------------------      ------------------------
                                                    1999           1998           1999          1998
                                                 ---------      ---------      ---------      ---------
OPERATING RESULTS:

Gross written premiums                           $  76,436      $  67,348      $ 306,859      $ 278,224
                                                 =========      =========      =========      =========

Net written premiums                             $  74,484      $  65,786      $ 298,987      $ 270,602
                                                 =========      =========      =========      =========

Revenues:
  Net earned premiums                            $  73,973      $  66,933      $ 283,540      $ 258,737
  Net investment income                              6,950          6,027         25,850         24,259
  Net investment gains (losses)                       (411)           622             15            844
                                                 ---------      ---------      ---------      ---------
     Total revenues                                 80,512      $  73,582      $ 309,405      $ 283,840
                                                 ---------      ---------      ---------      ---------

Expenses:
  Net losses and loss adjustment expenses           11,553         10,670         44,672         44,998
  Net commissions, brokerage and
       other underwriting                           42,497         38,254        166,974        151,966
  Interest expense                                   1,562          1,713          5,846          7,218
  Amortization of intangible assets                  1,524          1,475          5,982          5,900
                                                 ---------      ---------      ---------      ---------
     Total expenses                                 57,136         52,112        223,474        210,082
                                                 ---------      ---------      ---------      ---------

Income before income taxes                          23,376         21,470         85,931         73,758

Income taxes                                         7,963          8,409         29,433         28,243
                                                 ---------      ---------      ---------      ---------

NET INCOME                                       $  15,413      $  13,061      $  56,498      $  45,515
                                                 =========      =========      =========      =========

Basic earnings per common share                  $    0.35      $    0.30      $    1.28      $    1.04
                                                 =========      =========      =========      =========

Diluted earnings per common share                $    0.35      $    0.30      $    1.28      $    1.04
                                                 =========      =========      =========      =========

Basic weighted average shares outstanding           43,602         44,090         43,974         43,722
                                                 =========      =========      =========      =========

Diluted weighted average shares outstanding         43,806         44,203         44,120         43,875
                                                 =========      =========      =========      =========

OPERATING EARNINGS, AFTER INCOME TAXES:
Net income                                       $  15,413      $  13,061      $  56,498      $  45,515
Net investment (gains) losses                          267           (404)           (10)
                                                 ---------      ---------      ---------      ---------
                                                                                                   (549)
Operating earnings                               $  15,680      $  12,657      $  56,488      $  44,966
                                                 =========      =========      =========      =========

DILUTED PER SHARE DATA:
Net income                                       $    0.35      $    0.30      $    1.28      $    1.04
Net investment (gains) losses                         0.01          (0.01)          --            (0.01)
                                                 ---------      ---------      ---------      ---------
OPERATING EARNINGS                               $    0.36      $    0.29      $    1.28      $    1.03
                                                 =========      =========      =========      =========

--------------
See notes to Press Release Investor Data on page 5.



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

CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}

                                                      THREE MONTHS ENDED         YEARS ENDED
                                                          DECEMBER 31,           DECEMBER 31,
                                                     --------------------    --------------------
                                                       1999        1998        1999        1998
                                                     --------    --------    --------    --------
UNDERWRITING RESULTS:

Net written premiums:
  Contract                                           $ 35,650    $ 31,564    $145,616    $127,114
  Commercial                                           32,717      28,915     128,834     120,638
  Fidelity and other                                    6,117       5,307      24,537      22,850
                                                     --------    --------    --------    --------
                                                     $ 74,484    $ 65,786    $298,987    $270,602
                                                     ========    ========    ========    ========

Net earned premiums                                  $ 73,973    $ 66,933    $283,540    $258,737
Net losses and loss adjustment expenses (1)            11,553      10,670      44,672      44,998
Net commissions, brokerage and other
      underwriting expenses                            42,497      38,254     166,974     151,966
                                                     --------    --------    --------    --------
Underwriting income                                  $ 19,923    $ 18,009    $ 71,894    $ 61,773
                                                     ========    ========    ========    ========

Loss ratio (1)                                           15.6%       15.9%       15.7%       17.4%
Expense ratio                                            57.5        57.2        58.9        58.7
                                                     --------    --------    --------    --------
Combined ratio (1)                                       73.1%       73.1%     74.6 %        76.1%
                                                     ========    ========    ========    ========


                                                                           DECEMBER 31,  December 31,
CONSOLIDATED BALANCE SHEET DATA:                                               1999         1998
                                                                           ------------  ------------

Invested assets and cash                                                      $499,400    $505,355
Intangible assets, net                                                         155,980     156,062
Total assets                                                                   851,575     819,370

Insurance reserves                                                             357,233     333,728
Long-term debt                                                                 101,900     113,000
Total stockholders' equity                                                     326,304     309,897

Book value per share                                                          $   7.59    $   7.03
                                                                              ========    ========

Outstanding shares                                                              43,006      44,093
                                                                              ========    ========

--------------
NOTES TO PRESS RELEASE INVESTOR DATA
(1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were reductions, were $4,244 or 5.7% and $2,410 or 3.6% for three months ended December 31, 1999 and 1998 and $13,085 or 4.6% and $4,352 or 1.7% for twelve months ended December 31, 1999 and 1998, respectively.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.



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